UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2005

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)

As Tripath Technology Inc. (“Tripath” or the “Company”) previously disclosed in its Current Report on Form 8-K filed on April 29, 2005, Tripath received written notification from the Nasdaq Stock Market (“Nasdaq”) on April 26, 2005 that the bid price of its common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share (the “Minimum Price Requirement”) required for continued listing under Nasdaq Marketplace Rule 4450(b)(4). Pursuant to Nasdaq Marketplace Rule 4450(e)(2), the Company was provided a period of 180 calendar days, or until October 24, 2005, to regain compliance.

As Tripath previously disclosed in its Current Report on Form 8-K filed on August 24, 2005, Tripath received a letter from the Office of General Counsel, Nasdaq Listing Qualifications Hearings on August 22, 2005 informing it that a Nasdaq Listing Qualifications Panel had determined to transfer the securities of Tripath from the Nasdaq National Market to the Nasdaq SmallCap Market (now called the Nasdaq Capital Market), effective at the opening of business on August 24, 2005. The Company’s securities have traded on the Nasdaq Capital Market since August 24, 2005. As set forth in Nasdaq Marketplace Rule 4310(c)(8)(D), Tripath was afforded the remainder of the Capital Market’s 180 calendar day compliance period, or until October 24, 2005, to regain compliance with the Minimum Price Requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(4).

As Tripath also disclosed in its Current Report on Form 8-K filed on August 24, 2005, Tripath’s ability to maintain the listing of its securities on the Nasdaq Capital Market would require, among other things, that Tripath satisfy the Minimum Bid Price Requirement.

As Tripath previously disclosed in its Current Report on Form 8-K filed on November 1, 2005, Tripath on October 26, 2005 received a Nasdaq Staff Determination letter (the “Staff Determination”), indicating (i) that Tripath had not regained compliance with the Minimum Price Requirement, (ii) that Tripath is not eligible for an additional 180 calendar day compliance period given that it does not meet the Nasdaq Capital Market initial inclusion criteria set forth in Nasdaq Marketplace Rule 4310(c), and that (iii) accordingly, Tripath’s securities would be delisted from the Nasdaq Capital Market at the opening of business on November 4, 2005 unless Tripath requested a hearing (the “Hearing”) before a Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Nasdaq Staff’s delisting determination, in which case the delisting of Tripath’s securities will be stayed pending the Panel’s decision.

As Tripath previously disclosed in its Current Report on Form 8-K filed on November 9, as amended, Tripath closed a $5 million financing (the “Financing”) on November 8, 2005.

On November 14, 2005, Tripath received an Additional Staff Determination letter (the “Additional Staff Determination”) from Nasdaq indicating that the Company fails to comply with (i) the shareholder approval requirements for continued listing set forth in Nasdaq Marketplace Rules 4350(i)(1)(D)(ii) and IM-4350-2 and (ii) the stockholders’ equity requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(2)(B), and that its securities are, therefore, subject to delisting from the Nasdaq Capital Market. The Additional Staff Determination also notified the Company that these two matters will be considered at the Hearing by the Panel in rendering a determination regarding the Company’s continued listing of its common stock on the Nasdaq Capital Market. These two matters are discussed in more detail below.

According to the Additional Staff Determination, the Nasdaq Staff believes that a certain provision of the 6% Senior Convertible Debentures issued as part of the Financing (the “Debentures”) and of the Common Stock Purchase Warrants also issued as part of the Financing (the “Warrants”) violates Nasdaq shareholder approval rules. The transaction documents of the Financing provide that the Company may not issue a number of shares of common stock which, when aggregated with any shares of common stock issued prior to such conversion date or payment date, as the case may be, (A) pursuant to any Debentures issued as part of the Financing and (B) pursuant to any Warrants issued as part of the Financing, would either (i) exceed 19.999% of the number of shares of common stock outstanding on the trading day immediately preceding the original issue date or (ii) allow for the issuance of stock to any particular holder such that the shares owned by such holder when added to such shares issuable upon such conversion of the Debentures or exercise of the Warrants would result in the holder owning more than 19.999% of the Company’s outstanding shares as of the date of such proposed issuance. The transaction documents of the Financing further provide that, notwithstanding the foregoing, these limitations shall not apply at any time that the common stock ceases to be listed on markets or exchanges on which the common stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, or the Nasdaq National Market. The Nasdaq Staff notes, however, that pursuant to Nasdaq interpretive material IM-4350-2, a cap must apply for the life of the transaction, unless shareholder approval is obtained. Nasdaq Staff further notes that caps that no longer apply if the Company is not listed on Nasdaq are not permissible, that, as such, the above-referenced provisions of the Debentures and of the Warrants do not comply with Nasdaq Marketplace Rule 4350(i)(1)(D)(ii) and that this matter serves as an additional basis for delisting the Company’s securities from the Nasdaq Capital Market and will be considered by the Panel at the Hearing.

Also in the Additional Staff Determination, the Nasdaq Staff notes the Company stated in its current report on Form 8-K filed on November 9, 2005 that the Company expects to report stockholders’ equity as of September 30, 2005 that is less than $1 million. The Nasdaq Staff additionally determined that the market value of the Company’s listed securities as of November 11, 2005 was approximately $22.7 million and that the Company reported net loss from continuing operations of $11,665,000, $7,215,000 and $19,314,000 in the Company’s annual filings for the nine months ended September 30, 2004 and for the years ended December 31, 2003 and December 31, 2002, respectively. Accordingly, the Nasdaq Staff believes that the Company does not comply with Nasdaq Marketplace Rule 4310(c)(2)(B), which requires the Company to have either (i) a minimum of $2.5 million in stockholders’ equity, (ii) $35 million market value of listed securities or (iii) $0.5 million of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Nasdaq Staff notes that this matter serves as an additional basis for delisting the Company’s securities from the Nasdaq Capital Market and will be considered by the Panel at the Hearing.

As Tripath previously disclosed in its Current Report on Form 8-K filed on November 1, 2005, the Company has requested a Hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The Hearing is currently scheduled for December 1, 2005, although the Company currently does not expect to be successful in its appeal of the Nasdaq Staff’s delisting determinations, which would result in the delisting of its common stock from the Nasdaq Capital Market.

On November 18, 2005, the Company issued a press release announcing that it had received the Nasdaq Additional Staff Determination Letter on November 14, 2005. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 18, 2005, entitled “Tripath Receives Additional Staff Determination Letter from Nasdaq”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ Jeffrey L. Garon

Jeffrey L. Garon Vice President, Finance and Chief Financial Officer

Date: November 18, 2005

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 18, 2005, entitled “Tripath Receives Additional Staff Determination Letter from Nasdaq”